Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-215678 and 333-220922), Form S-4 (No. 333-226453) and Form S-8 (Nos. 333-166434, 333-126016, 333-152705, 333-195410, 333-217414, and 333-219063) of Patterson-UTI Energy, Inc. of our report dated February 13, 2019 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 13, 2019